Exhibit 5.1

March 11, 2009

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for A. O. Smith Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of shares (the “Shares”) of the Company’s Class A common stock, par value $5.00 per share (the “Class A Common Stock”), and the Company’s common stock, par value $1.00 per share (the “Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of December 9, 2008 (the “Merger Agreement”), among the Company, SICO Acquisition, LLC (“MergerCo”), Smith Investment Company and Smith Investment Company LLC.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In that connection, we have reviewed originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement on Form S-4 (File No. 333-157052) (the “Registration Statement”) filed with the Securities and Exchange Commission, (ii) the form of certificate representing the Class A Common Stock, (iii) a form of certificate representing the Common Stock, (iv) the Certificate of Incorporation of the Company, as amended to date and currently in effect, (v) the By-Laws of the Company, as amended to date and currently in effect, (vi) the certificate of formation and operating agreement of MergerCo, as the surviving corporation of the merger contemplated by the Merger Agreement, as currently in effect, (vii) the Merger Agreement, (viii) certain resolutions of the Board of Directors of the Company relating to the approval of the Merger Agreement and the transaction contemplated thereby, including the

A. O. Smith Corporation

March 11, 2009

issuance of the Class A Common Stock and Common Stock, and certain related matters, (ix) the written consent of the sole member of MergerCo relating to the approval of the Merger Agreement and the transaction contemplated thereby, and (x) such other documents, certificates, corporate records, opinions and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied, to the extent we deem such reliance proper and without independent investigation, upon certificates, statements and representations of officers and other representatives of the Company and upon certificates of public officials.

Based upon and subject to the foregoing, it is our opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the merger contemplated by the Merger Agreement is completed in accordance with the Merger Agreement and (iii) the Shares have been registered, in book-entry form, in the names of the holders of the common stock of Smith Investment Company as contemplated by the Merger Agreement, the issuance of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinion set forth in this letter is based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinion herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof. This opinion letter is solely for the benefit of the addressee hereof in connection with the filing of the Registration Statement and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP